BLUE DOLPHIN ENERGY COMPANY




                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE                                               July 9, 2002


Houston, Texas - Blue Dolphin Energy Company (NASDAQ Symbol: BDCO)

             BLUE DOLPHIN ANNOUNCES THE SALE OF A PRODUCING PROPERTY


Blue Dolphin Energy Company announced that it has sold its' interest in the South Timbalier Block 148 oil and gas property to the operator of the field for $2.3 million.

The Company's South Timbalier Block 148 property, located 30 miles offshore Louisiana in the Gulf of Mexico, includes 7 producing wells with working interests ranging from 9% to 1%. As of December 31, 2001, the Company's interest in the South Timbalier Block 148 property represented 1.35 billion cubic feet of gas equivalent reserves.


Blue Dolphin Energy Company is engaged in the acquisition and production of oil and gas properties, and the gathering and transportation of natural gas and condensate. Questions should be directed to Haavard Strommen, Manager of Finance, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.




                 801 Travis o Suite 2100 o Houston, Texas 77002
                       (713) 227-7660 o FAX (713) 227-7626